Exhibit 99

FOR IMMEDIATE RELEASE

Summary: Mercantile Bankshares Corporation Announces Quarterly Cash Dividend

BALTIMORE, MARYLAND, December 14, 2004 - Edward J. Kelly, III, Chairman of the Board, President and Chief Executive Officer of Mercantile Bankshares Corporation (Nasdaq: MRBK) announced that, at a meeting held today, the Directors declared a quarterly dividend of $0.35 per share on the common stock, payable December 31, 2004, to stockholders of record as of December 23, 2004.

Mercantile Bankshares Corporation, with more than $14 billion in assets, is a regional multibank holding company with headquarters in Baltimore, Maryland. It is comprised of Mercantile-Safe Deposit and Trust Company, 12 community banks and a mortgage banking company. Our 13 banks serve communities in Maryland, Washington, D.C., Northern Virginia, the Delmarva Peninsula and southern Pennsylvania. Our largest bank, Mercantile-Safe Deposit and Trust Company, represents approximately one-third of total assets and operates 26 offices in Maryland and one commercial office in southern Pennsylvania. Additional information is available at www.mercantile.com.

Contact:
David E. Borowy
Investor Relations
410-347-8361
david.borowy@mercantile.net